Exhibit 10.7

CONSULTING ENGAGEMENT AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of August 11th, 2025 (the “Effective Date”), by and among Tech Associates Inc., a Wyoming corporation with its principal place of business at 1111 South Roop Street, Suite 1915, Carson City, Nevada 89702 (the “Consultant”), Nova Aura Limited, (the “Client”), and Rapid Line Inc., a Wyoming corporation and publicly-traded company whose securities are traded under the symbol “RPDL” on the OTC Markets OTCID venue (the “Company”).

RECITALS

WHEREAS, Client desires to engage Consultant to provide specialized consulting services including: (i) NASDAQ listing coordination, strategy planning, application, execution, (ii) compliance advisory services; (iii) corporate records maintenance and management; (iv) coordination of legal, accounting, auditing, and EDGAR filing services; (v) collaboration with legal counsel on material event disclosures, quarterly filings, annual filings, and Section 16 reporting requirements; (vi) facilitating introductions to investment banking institutions; and (vii) strategic advisory services related to business development opportunities, road show participation, and decision-making processes; (viii) maintain a physical office presence on behalf of the Company.

WHEREAS, Consultant represents and warrants that it possesses the requisite expertise, professional qualifications, and resources necessary to perform the contemplated services described herein and desires to provide such services to Client pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the parties desire to establish the terms and conditions governing their professional engagement, including appropriate provisions to protect confidential information and prevent circumvention of their business relationships;

NOW, THEREFORE, in consideration of the mutual covenants, representations, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. ENGAGEMENT OF CONSULTANT

Client hereby engages Consultant to perform the professional services set forth in this Agreement. Consultant accepts such engagement and agrees to provide the Services on a commercially reasonable best-efforts basis, subject to the terms and conditions contained herein.

2. TERM AND TERMINATION

This Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of one (1) year, after which it shall automatically convert to a month-to-month arrangement unless otherwise terminated. Either party may terminate this Agreement upon fifteen (15) days’ prior written notice to the other party.

3. BEST EFFORTS

3.1 Best Efforts Standard: Consultant agrees to perform the Services using commercially reasonable best efforts consistent with industry standards. However, Consultant makes no guarantee or warranty regarding specific outcomes, results, or success of any introductions, transactions, or strategic initiatives. Client acknowledges and agrees that:

(i) No Guarantee of Results: Consultant’s obligations are limited to providing professional advice and services, and Consultant cannot guarantee that any specific business opportunities, transactions. financing, or strategic objectives will be achieved;

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(ii) Third-Party Dependencies: Many Services depend on the cooperation, decisions, and actions of third parties (including investment banks, potential investors, regulatory bodies, and other service providers) over whom Consultant has no control;

(iii) Market Conditions: The success of business development activities, fundraising efforts, and strategic initiatives may be affected by market conditions, economic factors, and industry developments beyond Consultant’s control;

(iv) Client Cooperation Required: Consultant’s ability to perform the Services effectively depends upon Client’s timely provision of accurate information, reasonable cooperation, and prompt decision-making:

(v) Regulatory Compliance: All Services are subject to applicable laws and regulations, and Client remains ultimately responsible for ensuring compliance with all legal and regulatory requirements.

4. SCOPE OF SERVICES

Consultant shall provide the following professional services to Client (collectively, the “Services”):

(a) NASDAQ Listing: listing coordination, strategy planning, application, execution;

(b) Compliance Advisory Services: Providing guidance on regulatory compliance matters and best practices;

(c) Corporate Records Management: Maintaining and managing corporate records and documentation;

(d) Professional Services Coordination: Coordinating legal, accounting, auditing, and EDGAR filing services with third-party providers; maintain a physical office presence on behalf of the Company;

(e) SEC Reporting Support: Collaborating with legal counsel regarding material event disclosures, quarterly filings, annual filings, and Section 16 reporting requirements;

(f) Investment Banking Relations: Facilitating introductions to qualified investment banking institutions; and

(g) Strategic Advisory Services: Providing strategic consultation on business development opportunities, road show participation, and corporate decision-making processes.

Limitations and Disclaimers: Consultant shall rely upon information and materials provided by Client and its designated representatives. Consultant makes no representations or warranties regarding the accuracy, completeness, or reliability of such information. Consultant expressly disclaims any role as a licensed broker-dealer, investment advisor, or legal counsel, and shall not engage in activities requiring such professional Iicenses or registrations.

5. COMPENSATION

5.1 Monthly Retainer: Client shall pay Consultant a monthly retainer fee of Eighteen Thousand Five I lundred Dollars ($18,500.00) for the Services provided hereunder. All compensation paid to Consultant shall be deemed earned upon payment and shall be non-refundable. Consultant may accept payment via wire transfer or digital currency wallet transfer, as mutually agreed upon by the patties.

5.2 Equity Compensation: The Company will determine the equity compensation (“Common Stock”) portion of this Agreement by September 25, 2025 and shall be added to this Agreement by Addendum. Pursuant to the common stock, any such shares issued to the Consultant shall be subject to transfer restrictions prohibiting the sale, transfer, or encumbrance thereof for a period of twenty-four (24) months from the date of issuance, unless otherwise permitted in writing by the Company.

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5.3 Payment Terms:.Monthly retainer payments shall be due and payable on or before the fifth (5th) day of each calendar month during the term of this Agreement.

6. INDEPENDENT CONTRACTOR STATUS

The Consultant is engaged as an independent contractor and not as an employee or legal representative of Client. Consultant shall be solely responsible for all taxes, withholdings, and other statutory obligations relating to Consultant’s compensation hereunder.

7. NON-CIRCUMVENTION COVENANT

7.1 Non-Circumvention Obligation: Client covenants and agrees that it shall not, directly or indirectly, circumvent, bypass, avoid, or contact any third parties, entities, investment banks, potential investors, or business opportunities introduced to Client by Consultant without Consultant’s prior written consent. This obligation extends to Client’s officers, directors, employees, agents, and affiliates.

7.2 Duration: The non-circumvention obligations set fo,th in this Section 7 shall survive the termination or expiration of this Agreement and shall remain in full force and effect for a period of twenty-four (24) months following such termination or expiration.

7.3 Exceptions: The foregoing restrictions shall not apply to: (i) parties with whom Client had an existing business relationship prior to Consultant’s introduction, provided Client can demonstrate such pre-existing relationship through contemporaneous documentation; or (ii) parties contacted through independent sources without reliance on Consultant’s introduction.

8. CONFIDENTIALITY OBLIGATIONS

8.1 Definition of Confidential Information: For purposes of this Agreement, “Confidential Information” shall mean all non-public, proprietary, or confidential information disclosed by Client to Consultant, whether orally, in writing, or in any other form, including but not limited to: (i) financial information, business plans, and strategic initiatives; (ii) customer lists, supplier information, and business relationships; (iii) technical data, processes, and methodologies; (iv) marketing strategies and competitive intelligence; and (v) any other information that a reasonable person would consider confidential or proprietary.

8.2 Confidentiality Obligations: Consultant acknowledges that it may receive or have access to Client’s Confidential Information in connection with the performance of the Services. Consultant covenants and agrees to: (i) maintain all Confidential Information in strict confidence; (ii) not disclose any Confidential Information to third parties without Client’s prior written consent; (iii) use Confidential Information solely for the purpose of performing the Services; and (iv) implement reasonable safeguards to protect the confidentiality of such information.

8.3 Exceptions: The obligations set forth in Section 8.2 shall not apply to information that: (i) is or becomes publicly available through no breach of this Agreement by Consultant; (ii) was known to Consultant prior to disclosure by Client; (iii) is independently developed by Consultant without use of Confidential Information; or (iv) is required to be disclosed by law or court order, provided Consultant gives Client prompt written notice of such requirement.

8.4 Survival: The confidentiality obligations contained in this Section 8 shall survive the termination or expiration of this Agreement and shall remain in effect indefinitely.

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9. INDEMNIFICATION

9.1 Client Indemnification: Client agrees to indemnify, defend, and hold harmless Consultant and its officers, directors, employees, agents, successors, and affiliates (collectively, the “Consultant Indemnitees”) from and against any and all third-party claims, demands, actions, suits, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and court costs) arising out of or relating to: (i) Consultant’s performance of the Services in accordance with this Agreement; (ii) Client’s use of any deliverables or recommendations provided by Consultant; or (iii) any breach of this Agreement by Client.

9.2 Exceptions: Notwithstanding the foregoing, Client’s indemnification obligations shall not extend to claims, losses, or damages to the extent they arise from or are attributable to: (i) Consultant’s gross negligence, willful misconduct, or criminal acts; (ii) Consultant’s material breach of this Agreement; or (iii) Consultant’s violation of applicable law or professional standards.

9.3 Indemnification Procedures: The party seeking indemnification shall provide prompt written notice of any claim to the indemnifying party and shall cooperate reasonably in the defense thereof. The indemnifying party shall have the right to control the defense and settlement of any such claim, provided that no settlement shall be made without the prior written consent of the indemnified party if such settlement would impose any obligation on or adversely affect the indemnified party.

10. LIMITATION OF LIABILITY

10.1 Exclusion of Consequential Damages: TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CONSULTANT BE LIABLE TO CLIENT OR ANY THIRD PARTY FOR ANY INDIRECT, CONFIDENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS. REVENUE, DATA, USE, GOODWILL, OR OTHER INTANGIBLE LOSSES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR NON PERFORMANCE OF THE SERVICES, REGARDLESS OF THE LEGAL THEORY UNDER WHICH SUCH DAMAGES ARE SOUGHT (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) AND WHETHER OR NOT CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.2 Cap on Aggregate Liability: In no event shall Consultant’s total aggregate liability for any and all claims, damages, losses, and causes of action arising under or related to this Agreement, whether in contract, tort, negligence, strict liability, or otherwise, exceed the total amount of compensation actually paid to Consultant by Client during the twelve (12) month period immediately preceding the event giving rise to such liability.

10.3 Essential Terms: Client acknowledges and agrees that the limitations and exclusions set forth in this Section 10 essential elements of this Agreement and that Consultant would not have entered into this Agreement without such limitations. These limitations shall apply even if any limited remedy provided herein fails of its essential purpose.

11. INTELLECTUAL PROPERTY RIGHTS

11.1 Consultant’s Intellectual Property: All pre-existing intellectual property, proprietary methodologies. processes, know-how, techniques, and general knowledge owned or developed by Consultant prior to or independent of this engagement shall remain the sole and exclusive property of Consultant.

11.2 Work Product Ownership: All materials, analyses, reports, recommendations, deliverables, and work product specifically created or developed by Consultant in the course of performing the Services hereunder (collectively, the “Work Product”) shall be and remain the exclusive intellectual property of Consultant, subject to the license granted to Client herein.

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11.3 License Grant: Consultant hereby grants to Client a non-exclusive, non-transferable, non sublicensable, royalty-free license to use, reproduce, and distribute the Work Product solely for Client’s internal business purposes. This license shall not extend to any underlying methodologies, processes, or know-how of Consultant.

11.4 Restrictions: Client shall not: (i) modify, create derivative works of, or reverse engineer any Work Product; (ii) remove or alter any proprietary notices or markings; (iii) use the Work Product for any purpose other than as expressly permitted herein; or (iv) disclose the Work Product to third parties without Consultant’s prior written consent, except as necessary for Client’s internal business operations.

11.5 Third-Party Materials: To the extent any Work Product incorporates third-party intellectual property, Consultant represents that it has obtained all necessary rights and licenses to include such materials in the Work Product and to grant the license set forth herein.

12. DISPUTE RESOLUTION AND GOVERNING LAW

12.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

12.2 Mandatory Arbitration: Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation, or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate (collectively, “Disputes”), shall be resolved exclusively through final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect.

12.3 Arbitration Procedures: The arbitration shall be conducted before a single arbitrator in Carson City, Nevada. The arbitrator shall be selected in accordance with AAA procedures and shall have substantial experience in commercial disputes. The arbitrator’s award shall be final and binding upon the parties and may be entered as a judgment in any court of competent jurisdiction.

12.4 Limited Court Jurisdiction: Notwithstanding the foregoing, either party may seek equitable relief (including temporary restraining orders and preliminary injunctions) in any court of competent jurisdiction to prevent irreparable harm pending the completion of arbitration proceedings.

13. NOTICES

13.1 Method of Delivery: All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed properly delivered when: (i) delivered personally with written acknowledgment of receipt; (ii) sent by certified or registered mail, return receipt requested, postage prepaid; (iii) sent by nationally recognized overnight courier service with tracking capability; or (iv) transmitted by electronic mail to the email address designated by each party, provided that a delivery confirmation is received.

13.2 Notice Addresses: Notices shall be sent to the parties at their respective addresses set forth in the preamble of this Agreement or to such other addresses as either party may designate by written notice delivered in accordance with this Section 13.

13.3 Effective Date of Notice: Notices shalI be deemed received: (i) on the date of personal delivery; (ii) three (3) business days after deposit in the mail if sent by certified or registered mail; (iii) on the next business day if sent by overnight courier; or (iv) upon confirmed receipt if sent by electronic mail during business hours, or the next business day if sent outside of business hours.

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14. GENERAL PROVISIONS

14.1 Amendments: This Agreement may only be amended, modified, or supplemented by a written instrument duly executed by all parties hereto. No oral modifications shall be binding upon the parties.

14.2 Assignment: Neither party may assign. transfer, or delegate this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party, which consent may be withheld in such party’s sole discretion. Any attempted assignment in violation of this provision shall be null and void.

14.3 Waiver: No waiver of any breach of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof. No waiver shall be effective unless in writing and signed by the waiving party. The failure of any party to enforce any provision of this Agreement shall not constitute a waiver of such provision or any other provision hereof.

14.4 Severability: If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby, and such remaining provisions shall continue in full force and effect.

14.5 Entire Agreement: This Agreement, together with any exhibits or schedules attached hereto and incorporated herein by reference, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, representations, and discussions, whether oral or written, relating to such subject matter.

14.6 Counterparts: This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Execution by electronic signature or facsimile transmission shall be deemed valid execution for all purposes.

15. PUBLICITY RESTRICTIONS

15.1 Non-Disclosure of Engagement: Unless required by law or regulation, neither party shall issue any press releases, public announcements, or other public statements regarding this Agreement, the engagement, or any related transactions without the other party’s prior written consent, which consent may be withheld in such party’s sole discretion.

15.2 Permitted Disclosures: Notwithstanding the foregoing, each party may: (i) make disclosures required by applicable law, regulation, or court order, provided that the disclosing party gives the other party prompt written notice of such requirement to the extent legally permissible; and (ii) make general references to the professional relationship in client lists or capability statements, provided such references do not disclose confidential information or specific transaction details.

16. SURVIVAL OF PROVISIONS

The following provisions shall survive the termination or expiration of this Agreement and shall remain in full force and effect in accordance with their respective terms: Section 7 (Non-Circumvention Covenant), Section 8 (Confidentiality Obligations), Section 9 (Indemnification), Section 10 (Limitation of Liability), Section 11 (Intellectual Property Rights), Section 12 (Dispute Resolution and Governing Law), Section 13 (Notices), Section 15 (Publicity Restrictions), and this Section 16 (Survival of Provisions).

SIGNATURES ON NEXT PAGE

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Nova Aura Limited

By: /s/ Thibault Reichelt

Name: Thibault Reichelt

Title: Authorized Signer, Director

Date: September 5, 2025

Trust Company Complex, Ajeltake Road

Ajeltake Island, Majuro, MH96960, Marshall Islands

Rapid Line Inc.

By: /s/ Richard Chiang

Name: Richard Chiang

Title: Authorized Signer, Director

Date: August 22, 2025

1111 South Roop Street, Suite 1915, Carson City, Nevada 89702

Tech Associates Inc.

By: /s/ Richard Chiang

Name: Richard Chiang

Title: President

Date: August 22, 2025

1111 South Roop Street, Suite 1915, Carson City, Nevada 89702

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